Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-1

(Form Type)

AEye, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	5,353,710 (3)	$1.28	$6,852,748.80	0.00015310	$1,049.16
		Total Offering Amounts				$6,852,748.80	0.00015310	$1,049.16
		Total Fees Previously Paid						$0
		Total Fee Offsets						$0
		Net Fee Due						$1,049.16

(1). (2).

Shares to be offered for sale by the selling stockholders.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-1 (this “Registration Statement”) shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(3).

This Registration Statement covers shares of common stock, $0.0001 par value per share (“Common Stock”), of AEye, Inc. consisting of (i) 330,823 shares of Common Stock issued to a selling stockholder pursuant to the Dowslake Purchase Agreement (as defined in the Registration Statement), (ii) up to 1,319,316 shares of Common Stock issuable to a selling stockholder pursuant to the terms of the Dowslake Note (as defined in the Registration Statement) and (iii) up to 3,703,571 shares of Common Stock issuable to a selling stockholder upon the conversion of the Convertible Note or exercise of the Warrant (each as defined in the Registration Statement).

(4).

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock as reported on the Nasdaq Global Market on January 15, 2025, a date within five business days prior to the original filing of this registration statement. No additional securities are being registered pursuant to this pre-effective amendment.